EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan, the 1998-A Direct Hit Stock Plan and the 1999 Non-Officer Equity Incentive Plan (No. 333-33694),

(2)	Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan, and the 1999 Employee Stock Purchasing Plan (No. 333-88435),

(3)	Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan, as Amended through May 25, 2000 and the 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 (No. 333-97405),

(4)	Registration Statement on Form S-8 pertaining to the Net Effect Systems, Inc. 1997 Stock Plan (No. 333-95687),

(5)	Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan, as amended through May 25, 2000, the 1999 Employee Stock Purchase Plan, as amended through May 25, 2000, and the 1999 Non-Qualified Incentive Plan, as amended through January 1, 2001 (No. 333-73400),

(6)	Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan, as amended (Nos. 333-105271 and 333-116145),

(7)	Registration Statement on Form S-8 pertaining to the Interactive Search Holdings, Inc. 2001 Equity Incentive Plan, as amended, and 2003 Equity Incentive Plan (No. 333-116143),

(8)	Registration Statement on Form S-3 pertaining to resale of the Zero Coupon Convertible Subordinated Notes (No. 333-108932)

(9)	Registration Statement on Form S-3 pertaining to the offering of up to $400 million in primary securities on a delayed or continuous basis (No. 333-116256),

of our report dated March 10, 2005, with respect to the consolidated financial statements and financial statement schedule of Ask Jeeves, Inc., our report dated March 10, 2005, with respect to Ask Jeeves, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Ask Jeeves, Inc. included in this Annual Report (Form 10-K) of Ask Jeeves, Inc.

/s/ Ernst & Young LLP

San Francisco, California
March 10, 2005